EXHIBIT 99.1

TMNG Reports 2003 First Quarter Results
Tuesday April 29, 4:09 pm ET

OVERLAND PARK, Kan., April 29 /PRNewswire-FirstCall/ -- The Management Network Group, Inc. (Nasdaq: TMNG - News), a leading provider of management consulting services to the global communications industry, today reported financial results for its 2003 first quarter ended March 29, 2003.

Revenue in the first quarter of 2003 was $7.4 million, compared with $7.3 million in the first quarter of 2002. Net loss on a GAAP-reported basis for the quarter was $1.2 million, or $0.04 per diluted share, compared with a GAAP net loss of $2.8 million, or $0.09 per diluted share in last year's first quarter. Pro forma non-GAAP net loss (defined as GAAP net loss as reported in the unaudited condensed consolidated statements of operations plus equity-related charges, intangibles amortization, and goodwill impairment, all in accordance with GAAP) for the quarter was $0.8 million, or $0.02 per diluted share, compared with pro forma non-GAAP net loss of $1.0 million, or $0.03 per diluted share in the first quarter of 2002.

During the quarter, gross margin was 50.6% compared to 42.6% in the first quarter of 2002. The company reported a sound balance sheet with a cash position of $54.4 million, virtually no long-term debt, stockholders' equity of $114.3 million, and working capital of approximately $63.2 million. The company generated cash flow from operations of approximately $730,000 in the first quarter of 2003.

"First quarter results reflect continued challenges in the broader telecom industry environment, but were also adversely affected by the decision of a large customer late in the quarter to suspend expenditures on consultants," said Rich Nespola, Chairman and CEO. "There continues to be significant executive management change among our large communication provider clients, which results in further uncertainties and delays in project opportunities for TMNG. We are seeing increased activity in key areas such as wireless, where the explosive growth of Wi-Fi and the move toward wireless number portability are creating demand for our expertise. We added eight new customers during the quarter, compared with four in the 2002 fourth quarter. Looking ahead, we continue to see unpredictability near term but remain encouraged that as the telecom operating environment stabilizes further and expected changes materialize on the regulatory front, TMNG is both strategically and financially well positioned to capitalize."

Conference Call

TMNG will host a conference call at 5:00 p.m. ET today to discuss first quarter 2003 results. Investors can access the conference call via a live webcast on the Company's Web site, www.tmng.com, or by dialing 877-375-2162. A replay of the conference call will be archived on the Company's Web site for one week. Additionally, the archived call can be accessed by dialing 973-341-3080, pin number 3877544, which will be available through May 2, 2003.

Non-GAAP Financial Measures

Management believes the presentation of pro forma non-GAAP net loss and pro forma non-GAAP net loss per diluted share provides useful information to investors regarding the Company's financial condition and results of operations because they illustrate the short-term impact on our cash reserves of the cash generated or used in our operations. Management uses these non-GAAP financial measures as an internal analytical tool to evaluate our cash requirements and cash availability.

About TMNG

The Management Network Group, Inc. is a leading provider of strategy, management, marketing, operational and technology consulting services to the global communications industry. With more than 500 consultants, TMNG serves communications service providers, technology companies, and financial services firms. Since the company's inception in 1990, TMNG and its subsidiaries -- TMNG Strategy, TMNG Marketing, TMNG Technologies and TMNG Europe -- have served more than 600 clients worldwide, including all the Fortune 500 telecommunications companies. TMNG is headquartered in Overland Park, Kansas, with offices in Boston, Chicago, Columbus, Dallas, La Jolla, London, New York, San Francisco, Toronto, Utrecht and Washington, D.C. TMNG can be reached at 1.888.480.TMNG
(8664) or online at http://www.tmng.com.

This release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements involve risks and uncertainties. In particular, any statements contained herein regarding expectations with respect to future business, revenues or profitability are subject to known and unknown risks, uncertainties, and contingencies, many of which are beyond the Company's control, which may cause actual results, performance, or achievements to differ materially from those projected or implied in such forward-looking statements. Factors that might affect actual results, performance, or achievements include, among other things, conditions in the telecommunications industry, overall economic and business conditions, the demand for the Company's goods and services, and technological advances and competitive factors in the markets in which the Company competes. These risks and uncertainties are described in detail from time to time in TMNG's filings with the Securities and Exchange Commission.




                       THE MANAGEMENT NETWORK GROUP, INC.
                 CONSOLIDATED CONDENSED STATEMENTS OF OPERATIONS
                                   (Unaudited)
                     (in thousands, except per share data)

                                                        Quarter Ended
                                               March 29, 2003   March 30, 2002

    Revenues                                        $7,406             $7,268

    Cost of services:
      Direct cost of services                        3,682              3,674
      Equity related charges (benefit)                 (20)               495
           Total                                     3,662              4,169

      Gross profit                                   3,744              3,099

      Operating expenses:
        Selling, general and administrative          4,880              5,510
        Equity related charges                          11                163
        Depreciation and amortization                  945                581
           Total                                     5,836              6,254

      Loss from operations                          (2,092)            (3,155)

      Other income, net                                160                299

      Income tax benefit                               701              1,191

      Loss before change in accounting principle    (1,231)            (1,665)

      Change in accounting principle (net of tax)                      (1,140)

      Net loss                                     ($1,231)           ($2,805)
      Loss per common share before change
       in accounting principle
          Basic and diluted                         ($0.04)            ($0.05)
      Change in accounting principle
       per common share
          Basic and diluted                                            ($0.04)
      Net loss per common share
          Basic and diluted                         ($0.04)            ($0.09)
      Shares used in calculation
       of net loss per common share
          Basic and diluted                         33,347             31,032



                       THE MANAGEMENT NETWORK GROUP, INC.
                      CONSOLIDATED CONDENSED BALANCE SHEETS
                           (Unaudited) (In thousands)

                ASSETS
                        March 29, 2003 December 28, 2002
    CURRENT ASSETS:
      Cash and cash equivalents                    $54,385            $53,786
      Receivables, net                               7,574              9,358
      Refundable and deferred income taxes           5,764              4,771
      Other assets                                   1,370              1,723
         Total current assets                       69,093             69,638

    GOODWILL, net                                   31,308             31,308

    INTANGIBLES, net                                 6,763              7,454

    PROPERTY & EQUIPMENT, net                        2,065              2,285

    DEFERRED TAXES                                  13,904             14,272

    OTHER ASSETS                                       452                502

    TOTAL ASSETS                                  $123,585           $125,459

         LIABILITIES AND STOCKHOLDERS' EQUITY

    CURRENT LIABILITIES:
      Trade accounts payable                          $820             $1,170
      Accrued liabilities and other                  5,102              4,990
         Total current liabilities                   5,922              6,160

    NONCURRENT LIABILITIES                           3,366              3,573

    STOCKHOLDERS' EQUITY                           114,297            115,726

    TOTAL LIABILITIES AND
     STOCKHOLDERS' EQUITY                         $123,585           $125,459


           INFORMATION WITH RESPECT TO NON-GAAP FINANCIAL MEASURES

The following table shows, for each non-GAAP financial measure used in the accompanying press release, the most directly comparable financial measure calculated and presented in accordance with GAAP:

      Non-GAAP Financial Measure      Most Directly Comparable Financial Measure

      Pro forma non-GAAP net loss                      Net loss

      Pro forma non-GAAP net loss             Net loss per diluted share
           per diluted share

The following table contains a reconciliation of the difference between the non-GAAP financial measures described above and the most directly comparable financial measures calculated and presented in accordance with GAAP.

                       THE MANAGEMENT NETWORK GROUP, INC.
                                   (Unaudited)
                     (In thousands, except per share data)


    Reconciliation of GAAP net loss to                 Quarter Ended
     pro forma non-GAAP net loss              March 29, 2003   March 30, 2002

    Pro forma items
      Items subject to tax
        Equity related charges (benefit)               ($9)              $658
        Goodwill impairment                                             1,900
        Tax deductible intangible amortization         633                392
        Pro forma items tax effected
         at 40% statutory rate                         624              2,950
           After tax rate                               60%                60%
        Pro forma items, net of tax benefit            374              1,770
      Intangible amortization exempt
       from tax benefit                                 81
      Pro forma addition to net loss                   455              1,770
      GAAP net loss                                 (1,231)            (2,805)
      Pro forma non-GAAP net loss                    ($776)           ($1,035)

      Pro forma non-GAAP net loss per common share
         Basic and diluted                          ($0.02)            ($0.03)


    Reconciliation of GAAP net loss per
     diluted common share to pro forma non-GAAP        Quarter Ended
     net loss per diluted common share        March 29, 2003   March 30, 2002

    Pro forma items
      Items subject to tax
        Equity related charges (benefit)                                $0.02
        Goodwill impairment                                              0.06
        Tax deductible intangible amortization       $0.02               0.02
        Pro forma items tax effected
         at 40% statutory rate                        0.02               0.10
           After tax rate                               60%                60%
        Pro forma items, net of tax benefit           0.01               0.06
      Intangible amortization exempt
       from tax benefit                               0.01
      Pro forma addition to net loss                  0.02               0.06
      GAAP net loss                                  (0.04)             (0.09)
      Pro forma non-GAAP net loss                   ($0.02)            ($0.03)



Source: The Management Network Group, Inc.